Exhibit n.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm” and to the use of our reports dated March 9, 2017, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of KCAP Financial Inc., in Post-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-218596) dated August 14, 2017 and related Prospectus of KCAP Financial, Inc. dated August 8, 2017.

/s/ Ernst & Young LLP

New York, New York

August 14, 2017